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                                                                    EXHIBIT 23.2

                     [T.J. SMITH & COMPANY, INC. LETTERHEAD]


                      CONSENT OF T.J. SMITH & COMPANY, INC.



December 17, 2001


The Meridian Resource Corporation
1401 Enclave Parkway, Suite 300
Houston, Texas 77077

Re:  Consent of Independent Petroleum Engineers

Gentlemen:

     We hereby consent to the references to our reviews dated February 25, 1999, February 15, 2000 and February 28, 2001, which were used to prepare the Estimated Future Reserves Attributable to Certain Leasehold Interests of The Meridian Resource Corporation as of December 31, 1998, December 31, 1999, and December 31, 2000, respectively, which were incorporated by reference from your Annual Report on Form 10-K for the fiscal year ended December 31, 2000 into your Registration Statement on Form S-3 filed on or about December 17, 2001, and to the reference in such Registration statement to T.J. Smith & Company, Inc. as experts in the field of petroleum engineering.



                                       Very truly yours,

                                       T.J. Smith & Company, Inc.



                                       By /s/ T.J. SMITH
                                          --------------
                                          T.J. Smith